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                                                                  Exhibit 10.88


*Certain confidential information contained in this document, marked by brackets, has been omitted and filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended

                   AMENDMENT TO COMMERCIALIZATION AGREEMENT


      This Amendment, effective as of the 1st day of June, 1997 (the EFFECTIVE
DATE), between Coulter Pharmaceutical Inc., a corporation incorporated in the State of Delaware, with offices located at 550 California Avenue, Suite 200, Palo Alto, California 94305-1440 ("CPI") and the Regents of the University of Michigan, a constitutional corporation of the State of Michigan, with offices located at 3003 South State, Room 2071, Ann Arbor, Michigan 48109-1280 ("MICHIGAN"). CPI and MICHIGAN agree as follows:

1.    BACKGROUND

      1.1 MICHIGAN and Coulter Corporation entered into a COMMERCIALIZATION AGREEMENT dated November 1, 1994 covering certain TECHNOLOGY and LICENSED PATENTS as therein defined.

      1.2 All of Coulter Corporation rights and obligations under the COMMERCIALIZATION AGREEMENT were assigned to CPI pursuant to an ASSIGNMENT OF COMMERCIALIZATION AGREEMENT dated April 1, 1995, executed among Coulter Corporation, CPI and MICHIGAN.

      1.3 MICHIGAN has developed ADDITIONAL TECHNOLOGY comprising information covering [*] as developed by its staff members [*], as described in Michigan's Technology Management Office File [*] (hereinafter defined as "ADDITIONAL TECHNOLOGY"). The ADDITIONAL TECHNOLOGY is now the subject of additional United States patent application serial numbers [*] (hereinafter these and all other patent applications and patents which cover an invention included in the ADDITIONAL TECHNOLOGY shall be defined as "ADDITIONAL LICENSED PATENTS").

      1.4 MICHIGAN and CPI believe that exclusive rights are an important factor with regard to the ability to market LICENSED PRODUCTS) as defined in the COMMERCIALIZATION AGREEMENT, and both Parties have determined that in order to best effectuate the commercialization of the LICENSED PRODUCT(S), that exclusive rights to the ADDITIONAL TECHNOLOGY and ADDITIONAL LICENSED PATENTS needs to be held and promoted by CPI pursuant to the COMMERCIALIZATION AGREEMENT. To this end, and for the benefit of both parties, MICHIGAN and CPI agree to amend the COMMERCIALIZATION AGREEMENT as follows:

2.    AMENDMENT TO THE DEFINITIONS

      2.1 The term TECHNOLOGY shall include the ADDITIONAL TECHNOLOGY, and the term LICENSED PATENTS shall include the ADDITIONAL LICENSED PATENTS, with the following limitations:

            2.1.1 The Field of Use, with respect to the ADDITIONAL TECHNOLOGY and the ADDITIONAL LICENSED PATENTS, shall be limited to the [*];


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* Confidential treatment requested
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            2.1.2 MICHIGAN's covenant under Paragraph 3.1 (Commercialization
Agreement) shall apply only to the license of the ADDITIONAL TECHNOLOGY and the ADDITIONAL LICENSED PATENTS within the Field of Use;

            2.1.3 Article 9 (Commercialization Agreement) shall not apply to ADDITIONAL LICENSED PATENTS; and

            2.1.4 Article 10 (Commercialization Agreement) shall apply to ADDITIONAL LICENSED PATENTS only with respect to infringements by third parties (or actions for declaratory judgment of non-infringement or invalidity) relating to the Field of Use.

      2.2 If new technology is developed by MICHIGAN which comprises information and inventions that (1) are made by MICHIGAN'S faculty member [*] or employees working under his direction, (2) are made prior to the first commercial sale of any LICENSED PRODUCTS, (3) are not subject to conflicting option rights, license rights or other contractual rights at the time created, and (4) contribute to the potential use of LICENSED PRODUCTS for the [*], then MICHIGAN shall grant rights to CPI to such technology equivalent to the rights granted to ADDITIONAL TECHNOLOGY in Paragraph 2.1 above, except on a non-exclusive basis and [*]. CPI shall [*].

3.    CONSIDERATION

      3.1 CPI shall [*]. The parties acknowledge that CPI has reimbursed MICHIGAN the sum of [*] for the cost of United States patent prosecution. [*]. Expenses shall include [*].

      3.2 If MICHIGAN should license the ADDITIONAL LICENSED PATENTS and/or ADDITIONAL TECHNOLOGY for a field of use [*], the licensee shall [*].

      3.3 The parties acknowledge that because the United States Food and Drug Administration has approved of the viability of the ADDITIONAL TECHNOLOGY relating to [*], CPI agrees to pay MICHIGAN the sum of [*].

      3.4 Upon the first commercial sale of the LICENSED PRODUCT(S), CPI agrees to pay MICHIGAN an additional sum of [*].

4.    ENTIRE AGREEMENT

      4.1 The terns and conditions of the COMMERCIALIZATION AGREEMENT shall remain in full force and effect, except as amended herein.


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* Confidential treatment requested
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      IN WITNESS WHEREOF, the PARTIES hereto have executed this Amendment in duplicate originals by their duly authorized officers or representatives.

COULTER PHARMACEUTICAL INC.               THE REGENTS OF THE
                                          UNIVERSITY OF MICHIGAN


By:  /s/ MICHAEL F. BIGHAM                By: /s/ ROBERT L. ROBB
     (authorized representative)               (authorized representative)

Typed Name Michael F. Bigham              Typed Name Robert L. Robb

Title President and CEO                   Title Director, Technology
                                          Management Office